Exhibit 99.1

Press Release                           Source: Valeant Pharmaceuticals International

ICN Pharmaceuticals, Inc. Changes Its Name To
Valeant Pharmaceuticals International
Wednesday November 12, 12:52 pm ET

COSTA MESA, Calif., Nov. 12 -- ICN Pharmaceuticals, Inc. (NYSE: ICN - News) announced today that the company has changed its name to Valeant Pharmaceuticals International to reflect its transformation into an integrated, global specialty pharmaceutical company. The name change, effective immediately, will be implemented worldwide. The company will continue to be listed on the New York Stock Exchange. Its trading symbol will change to VRX effective with the start of trading on November 14, 2003.

"Our new name embodies the core principles that underpin this newly invigorated pharmaceutical company," said Robert W. O'Leary, Valeant's Chairman and Chief Executive Officer. "In recent months, our company has been entirely rebuilt -- and re-energized -- to reflect the principles and qualities of our people."

Timothy C. Tyson, Valeant's President and Chief Operating Officer, noted, "Valeant has made rapid strides in the past year-and-a-half under a new management team that has laid out a strategic vision for the company and implemented major changes in product management, research and development, corporate governance and business development. Our new name represents our focus on value and supports our vision to be a leading, fully integrated specialty pharmaceutical company with a robust research and development capability and a worldwide capacity to commercialize products."

In recent months, the company has:

    Launched a new strategic direction focused on specialty pharmaceuticals, and divested non-core businesses;
    Implemented a business plan centered on nine global brands in three key therapeutic areas and 10 major markets, which are expected to drive top-line growth;
    Executed a new global manufacturing strategy, including a rationalization plan that involves selling eight of the company's 13 remaining manufacturing facilities, and is expected to generate cumulative savings over five years of $150 - $200 million;
    Repurchased the outstanding shares of Ribapharm, Inc. held by the public to provide a research and development infrastructure to support our vision and future growth;
    Achieved a significant reduction in corporate expenses with more than $21 million in cost savings already in place; and,
    Restructured and invigorated board committees, implemented major corporate governance initiatives and instituted an employee code of conduct.

The name change will be officially announced today at an event for Valeant employees at the company's headquarters in Costa Mesa, Calif., along with announcements at the company's facilities around the world, and advertisements in The Wall Street Journal, Financial Times, The New York Times, Pharmaceutical Executive and MedAd News. New signage was unveiled at the company's headquarters this morning. The company's new Web site, www.valeant.com, will also be launched today.

About Valeant

Valeant Pharmaceuticals International (NYSE: VRX, effective November 14, 2003) is a global, publicly traded, research-based specialty pharmaceutical company that discovers, develops, manufactures and markets a broad range of pharmaceutical products. More information about Valeant can be found at www.valeant.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements including statements about expected results of our restructuring plan and other strategic initiatives. These statements are based on management's current expectations and are subject to numerous risks and uncertainties beyond Valeant's control that could cause actual results to differ from the expectations described in the forward-looking statements. These risks and uncertainties include regulatory approval processes, competition from generic products, marketplace acceptance of our products, success of our strategic repositioning initiatives and the ability of management to execute them, our ability to cut costs without negative effects on our business, the success of our strategic plan, our ability to achieve financial targets, our ability to retain key employees, general economic factors and business and capital market conditions, general industry trends, changes in tax law requirements and other risks detailed from time to time in our SEC filings. Valeant does not assume any obligation to update its forward-looking statements to reflect future events.

For further information, please contact Jeff Misakian of Valeant Pharmaceuticals, +1-714-545-0100, ext. 3309; or Scott Fagerstrom of Hill & Knowlton, +1-714-545-0100, ext. 3364, for Valeant Pharmaceuticals.

Source: Valeant Pharmaceuticals International